UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2014

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Equity Distribution Agreement

On November 12, 2014, Southcross Energy Partners, L.P. (the “Partnership”), Southcross Energy Partners GP, LLC, the Partnership’s general partner, and Southcross Energy Operating, LLC, a wholly owned subsidiary of the Partnership, entered into an equity distribution agreement (the “Distribution Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC (each, a “Manager” and, collectively, the “Managers”), under which the Partnership may offer and sell up to $75 million in aggregate gross sales proceeds of common units representing limited partner interests in the Partnership (the “Offered Units”) from time to time through the Managers, each as a sales agent for the Partnership. Sales of the Offered Units, if any, made under the Distribution Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, at prices related to prevailing market prices, in block transactions, or as otherwise agreed upon by the Partnership and any Manager. The Offered Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-192105) of the Partnership, declared effective as of December 10, 2013, including the prospectus contained therein, as supplemented by the Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 12, 2014. The Partnership intends to use the net proceeds from the sale of the Offered Units for general partnership purposes, including the repayment of debt, acquisitions and funding capital expenditures.

The Distribution Agreement contains customary representations, warranties and agreements by the Partnership, including obligations of the Partnership to indemnify the Managers for certain liabilities under the Securities Act. The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Managers and certain of their affiliates have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business for which they have received, and expect to receive, customary compensation and expense reimbursement. In particular, affiliates of each of the Managers are lenders under the Partnership’s revolving credit facility, an affiliate of Wells Fargo Securities, LLC is a lender under our term loan agreement and affiliates of the other sales agents may from time to time hold positions in the term loan. If the Partnership uses any net proceeds of this offering to repay borrowings under the revolving credit facility, such affiliates of the Managers will receive proceeds of the offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1*	Equity Distribution Agreement, dated November 12, 2014, among Southcross Energy Partners, L.P., Southcross Energy Partners GP, LLC, Southcross Energy Operating, LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC.

5.1*	Opinion of Latham & Watkins LLP regarding the legality of the Offered Units.

8.1*	Opinion of Latham & Watkins LLP relating to tax matters.

23.1*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 hereto).

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 8.1 hereto).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC, its general partner

By:	/s/ J. Michael Anderson
J. Michael Anderson Senior Vice President and Chief Financial Officer

Dated: November 12, 2014

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Equity Distribution Agreement, dated November 12, 2014, among Southcross Energy Partners, L.P., Southcross Energy Partners GP, LLC, Southcross Energy Operating, LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC.

5.1	Opinion of Latham & Watkins LLP regarding the legality of the Offered Units.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 8.1 hereto).